US Foods Holding Corp. S-8

Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

US FOODS HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of registration fee(2)

Equity	Common Stock, par value $0.01 per share	Rules 457(c) and 457(h)	3,500,000 shares	$54.64	$191,240,000	0.00014760	$28,227.02

Total Offering Amounts					$191,240,000		$28,227.02

Total Fee Offsets							$0.00

Net Fee Due							$28,227.02

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered and issued under the US Foods Holding Corp. Amended and Restated Employee Stock Purchase Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low sale prices per share of Common Stock on the New York Stock Exchange on May 13, 2024, which date is within five business days prior to the filing of this Registration Statement.